Exhibit 99.1
Superior Industries Completes Sale of
Suspension Components Business
     VAN NUYS, CALIFORNIA — September 22, 2006 — Superior Industries International, Inc. (NYSE:SUP) announced today that it has completed the previously announced sale of the Company’s suspension components business to Saint Jean Industries, a French company. The Company expects no material adjustment to the reserve recorded in the fourth quarter of 2005 in connection with this transaction.
     “This sale is an important step in our restructuring plan that allows us to focus all of our attention on the opportunities and challenges in our core aluminum wheel business,” said Chief Executive Officer Steven Borick.
About Superior Industries
     Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Jaguar, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota, and Volkswagen. For additional information, visit www.supind.com.
Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
     .